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                                                                     EXHIBIT 8.1


                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                  212-450-4000

                                                                January 30, 2003


Re: CVS Corporation 3 7/8% Exchange Notes Due November 1, 2007


CVS Corporation
One CVS Drive
Woonsocket, RI 02895

Dear Sirs:

     We have acted as special tax counsel for CVS Corporation ("CVS") in connection with the offer to exchange 3 7/8% Notes Due November 1, 2007 for 3 7/8% Exchange Notes Due November 1, 2007. We hereby confirm the opinion set forth under the caption "Material United States Tax Consequences of the Exchange Offer" in the prospectus that is part of the Registration Statement on Form S-4, Registration No. 333-______, filed by CVS with the Securities and Exchange Commission.

                                                   Very truly yours,

                                                   /s/ Davis Polk & Wardwell